U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DUNN MINING INC.
                         -----------------------------
             (Exact name of Registrant as specified in its charter)

              NEVADA                         1000                APPLIED FOR
-------------------------------------------------------------------------------
(State or other jurisdiction of 	   Standard		 IRS Employer
incorporation or organization)	 Industrial Classification  Identification Number

DUNN MINING INC.
Gregory Paul Byrne, President
9867 Okanagan Centre Road
Lake Country, British Columbia
Canada                          	   V4V 2J3
------------------------------            ----------
(Name and address of principal       	  (Zip Code)
executive offices)

Registrant's telephone number,		  (250) 766-0036
including area code:                      Fax: (250) 766-1258
                                          -------------------

Approximate date of commencement of
Proposed sale to the public:          as soon as practicable after the effective
                                      date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.           |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.          |__|

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF          AMOUNT TO    PROPOSED    PROPOSED       AMOUNT OF
EACH CLASS        BE           MAXIMUM     MAXIMUM        REGISTRATION
OF                REGISTERED   OFFERING    AGGREGATE      FEE (2)
SECURITIES                     PRICE PER   OFFERING
TO BE                          SHARE (1)   PRICE (2)
REGISTERED
--------------------------------------------------------------------------------

Common Stock      1,620,000     $0.05       $81,000   	  $8.67
		  shares

(1) Based on the last sales price on May 19, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


SUBJECT TO COMPLETION, DATED MARCH 22, 2007

AGENT FOR SERVICE OF PROCESS:	Empire Stock Transfer Inc.
                         	2470 St. Rose Parkway, Suite 304
                         	Henderson, NV 89075

                                   PROSPECTUS
                                DUNN MINING INC.
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

				----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS ON PAGES 6 - 9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  THE DATE OF THIS PROSPECTUS IS: MARCH 22, 2007

                       TABLE OF CONTENTS
                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  7
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  8
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  8
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  8
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  9
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE SMOKE PROPERTY, WE MAY NOT BE ABLE TO
     SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION ..............  9
  - BECAUSE OUR DIRECTORS OWN 71.2% OF OUR OUTSTANDING COMMON STOCK THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS .9
  - BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS,
     CAUSING OUR BUSINESS TO FAIL..............................  9
  -  BECAUSE OUR MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN
     MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF
     FAILURE...................................................  9
  -  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES .........  10
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     SELL THE ABILITY TO STOCK ................................ 10
FORWARD-LOOKING STATEMENTS..................................... 10
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 14
LEGAL PROCEEDINGS ............................................. 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .. 16
BIOGRAPHICAL INFORMATION ...................................... 16
TERM OF OFFICE ................................................ 16
SIGNIFICANT EMPLOYEES ......................................... 16
CONFLICTS OF INTEREST ......................................... 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  17
DESCRIPTION OF SECURITIES ..................................... 17
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 19
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 19
DESCRIPTION OF BUSINESS ....................................... 19
DESCRIPTION, LOCATION AND ACCESS .............................. 19
SMOKE PROPERTY STAKING AND PURCHASE AGREEMENT ................. 20
EXPLORATION HISTORY ........................................... 20

GEOLOGICAL ASSESSMENT: REPORT PROPERTY......................... 20
CONCLUSIONS ................................................... 20
PROPOSED BUDGET FOR PHASE ONE ................................. 21
COMPLIANCE WITH GOVERNMENT REGULATION ......................... 22
EMPLOYEES ..................................................... 23
RESEARCH AND DEVELOPMENT EXPENDITURES ......................... 23
SUBSIDIARIES .................................................. 23
PATENTS AND TRADEMARKS ........................................ 23
REPORTS TO SECURITY HOLDERS ................................... 23
PLAN OF OPERATIONS ............................................ 24
RESULTS OF OPERATIONS FOR PERIOD ENDING NOVEMBER 30, 2006 ..... 24
DESCRIPTION OF PROPERTY ....................................... 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 25
NO PUBLIC MARKET FOR COMMON STOCK ............................. 25
STOCK HOLDERS OF OUR COMMON SHARES ............................ 25
RULE 144 SHARES ............................................... 25
REGISTRATION RIGHTS ........................................... 26
DIVIDENDS ..................................................... 26
EXECUTIVE COMPENSATION ........................................ 26
SUMMARY COMPENSATION TABLE .................................... 26
ANNUAL COMPENSATION TABLE ..................................... 26
STOCK OPTION GRANTS ........................................... 27
CONSULTING AGREEMENTS ......................................... 27
FINANCIAL STATEMENTS .......................................... 27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 45

                                SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Smoke property, located in British Columbia, Canada. We own a 100% interest in the one mineral claim comprising the Smoke property. We purchased this claim from Terry Loney of Garsen, Ontario for a cash payment of $7,000.

Our objective is to conduct mineral exploration activities on the Smoke property in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on April 4, 2006 under the laws of the state of Nevada. Our principal offices are located at 9867 Okanagan Centre Road, Lake Country, British Columbia, Canada. Our telephone number is (250) 385-8444.

THE OFFERING:

SECURITIES BEING OFFERED        Up to 1,620,000 shares of common stock.

OFFERING PRICE           	The selling shareholders will sell our shares at $0.05
				per share until our shares are quoted on the OTC
                         	Bulletin Board, and thereafter at prevailing market
				prices or privately negotiated prices.  We determined
				this offering price based upon the price of the last
                                sale of our common stock to investors.

TERMS OF THE OFFERING           The selling shareholders will determine when and
				how they will sell the common stock offered in this
				prospectus.

TERMINATION OF THE OFFERING	The offering will conclude when all of the 1,620,000
				shares of common stock have been sold, the shares no
				longer need to be registered to be sold or we decide
				to terminate the registration of the shares.

SECURITIES ISSUED AND TO BE
ISSUED				5,620,000 shares of our common stock are issued and
				outstanding as of the date of this prospectus.  All of
				the common stock to be sold under this prospectus will
				be sold by existing shareholders.

USE OF PROCEEDS			We will not receive any proceeds from the sale of
				the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet                        November 30, 2006

					(unaudited)
Cash                                      $15,789
Total Assets                              $15,789
Liabilities                               $     0
Total Stockholders' Equity                $15,789

STATEMENT OF LOSS AND DEFICIT

From Incorporation on April 4, 2006 to November 30, 2006 (unaudited)


Revenue                                	  $     0
Net Loss                                  $(9,211)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of November 30, 2006 we had cash in the amount of $15,789. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Smoke property. While we have sufficient funds on hand to conduct the Phase One exploration program on the property, estimated to cost $5,575, we do not have sufficient funds to complete Phase Two of the intended exploration plan, estimated to cost $10, 875, and therefore we will need to obtain additional financing in order to complete even this aspect of our business plan. In addition, we may require even more additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Smoke property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.


The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Smoke property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Smoke property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 4, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Smoke property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Smoke property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Smoke property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended August 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have incurred losses since our inception, we have not yet been successful in establishing profitable operations, and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SMOKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Smoke property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc, copper and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 71.2% OF OUR OUSTANDING COMMON STOCK, THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 71.2% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Although our directors have a fiduciary duty to act in the best interests of the corporation and shareholders in making corporate decisions, they may vote their shares as they wish in respect of any shareholder resolution.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Gregory Paul Byrne spends approximately 20% of his business time providing his services to us. While Mr. Byrne presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Byrne from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.


Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.05per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,620,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 29, 2006;
2. 850,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 5, 2006;
3. 300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 8, 2006;
4. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 11, 2006;
5. 20,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006;
6. 60,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006; and
7. 40,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 16, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

NAME OF SELLING           SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER         PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                SHAREHOLDERS        OF THIS      OF THIS
                                        ACCOUNT             OFFERING     OFFERING

Done Jones
#24 - 2201 53rd Avenue
Vernon, BC  V1B 9N8       50,000        50,000              Nil          Nil

Tracy R. Drury
$101 - 3020 Alventory Way
Vernon, BC  V1T 5L4       50,000        50,000              Nil          Nil

Gerald L. Morin
9792 Springfield Road
Coldstream, BC  V1B 3E5   50,000        50,000              Nil          Nil

NAME OF SELLING               SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER             PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                    OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                    SHAREHOLDERS        OF THIS      OF THIS
                                            ACCOUNT             OFFERING     OFFERING

Theodore Brown
5508 - Willow Place
Vernon, BC  V1T 3N9           50,000        50,000              Nil          Nil

Moon Huan Kim
101 - 236 East Georgia Street
Vancouver, BC  V6A 1Z7        50,000        50,000              Nil          Nil

Frank Tischik
4113 - 27th Street
Vernon, BC  V1T 2Y2           50,000        50,000              Nil          Nil

James David Russell
5221 Hartnell Rd.
Vernon, BC  V1B 3J4           50,000        50,000              Nil          Nil

Robert Frank Koenig
9842 Hill Drive
Vernon, BC  V1B 3C8           50,000        50,000              Nil          Nil

Andy Dalglish
6015 Hwy 6
Vernon, BC  V1B 3L9           100,000       100,000             Nil          Nil

Debby A. Byrne
235 Cypress Drive
Coldstream, BC  V1B 2Y1       100,000       100,000             Nil          Nil

Shelley Dalglish
6015 Hwy 6
Lavington, BC  V1B 3L9        100,000       100,000             Nil          Nil

Patick Byrne
235 Cypress Drive
Coldstream, BC  V1B 2Y1       100,000       100,000             Nil          Nil

Don Byrne
973 Whitelane Rd.
Vernon, BC  V1B 3E7           100,000       100,000             Nil          Nil

Darren Baziw
2602 41st
Vernon, BC  V1T 3H            100,000       100,000             Nil          Nil

NAME OF SELLING                SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES PERCENT OWNED
OWNED STOCKHOLDER              PRIOR TO THIS SHARES TO BE        OWNED UPON   UPON COMPLETION
COMPLETION                     OFFERING      OFFERED FOR SELLING COMPLETION   OF THIS
OFFERING                                     SHAREHOLDERS        OF THIS      OFFERING
                                             ACCOUNT             OFFERING

Annette Campbell
1713 - 15th Avenue
Vernon, BC  V1T 9R4            100,000       100,000             Nil          Nil

Robben Jean Splawinski
3312 Hwy 6
Lumby, BC  V0E 2G7             100,000       100,000             Nil          Nil

Katherine Ann Byrne
9867 O.K. Centre Rd. W.
Okanagan Centre, BC  V4V 2J3   100,000       100,000             Nil          Nil

Robert Ihaksi
886 Mt. Grazy Rd.
Vernon, BC  V1B 2Z2            100,000       100,000             Nil          Nil

Rod Kienlen
8711 Kalamalka Rd.
Vernon, BC  		       100,000       100,000             Nil          Nil

Brett Day
305 - 3300 Centennial Drive
Vernon, BC  V1T 9M5            20,000        20,000              Nil          Nil

Linda Carr
B5 - 59 North Fork Road
Cherryville, BC  V0E 2G3       20,000        20,000              Nil          Nil

Jennifer Chapman
#32 - 2201 53rd Avenue
Vernon, BC  V1T 9N8            20,000        20,000              Nil          Nil

Kris Geary
866 Hwy 6
Cherryville, BC  V0E 2G2       20,000        20,000              Nil          Nil

Julie Cullen
6-2306 39th Street
Vernon, BC  V1T 9L2            20,000        20,000              Nil          Nil

David Calder
3009 38 Street
Vernon, BC  V1T 6H7            20,000        20,000              Nil          Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,620,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

  (1)has had a material relationship with us other than as a shareholder at any time within the past three years;
  (2)has ever been one of our officers or directors; or
  (3)has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


We are bearing all costs relating to the registration of the common stock. These are estimated to be $14,000.00. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
* contains a toll-free telephone number for inquiries on disciplinary actions;
* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
* contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*    with bid and offer quotations for the penny stock;
* details of the compensation of the broker-dealer and its salesperson in the transaction;
* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, NV 89075.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR                 AGE

Gregory Paul Byrne                45

EXECUTIVE OFFICERS:

NAME OF OFFICER                  AGE        OFFICE
---------------                  -----      -------
Gregory Paul Byrne                45        President, Chief Executive Officer,
                                            Secretary, Treasurer, Principal
                                            Accounting Officer and a
                                            Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. GREGORY PAUL BYRNE has acted as our President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer and as a director since our incorporation on April 4, 2006. Since April, 2006 he has been the owner operator of R & G Mechanical Contractors Ltd., a plumbing and heating contractor located in Lake Country, B.C. From May, 2004 until April, 2006 he was employed as a supervisor by Combined Mechanical Contractors Ltd., a plumbing and heating contractor located in Vernon, B.C.. From November, 2003 until April, 2004 he was employed as a supervisor by Richardson Mechanical Ltd., a plumbing and heating contractor located in Kelowna, B.C. From September, 2003 until October, 2003 he was employed as a plumber/gas fitter by Bry-Mac Mechanical Ltd., a plumbing and heating contractor located in Vernon, B.C. From July, 2000 until September, 2003 he was employed as an owner/office manager by B.C. Oilfields Ltd., an oil field equipment supply firm located in Vernon, B.C.

Mr. Byrne does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Byrne intends to devote 20% of his business time per week to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

TITLE OF CLASS     NAME AND ADDRESS                AMOUNT OF BENEFICIAL PERCENT
	      	   OF BENEFICIAL OWNER      	   OWNERSHIP    	OF CLASS

Common Stock       Gregory Paul Byrne              4,000,000          	71.17%
                   President, Chief Executive Officer
                   Secretary, Treasurer,
                   Principal Accounting Officer,
                   and Director,
                   9867 Okanagan Centre Road,
                   Lake Country, BC, Canada

Common Stock       All officers and directors as
                   a groupthat consists of one      4,000,000          	71.17%
		   person

The percent of class is based on 5,620,000 shares of common stock issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of December 31, 2006, there were 5,620,000 shares of our common stock issued and outstanding that are held by 26 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.


Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Associates, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Daniel C. Masters, legal counsel, has provided an opinion on the validity of our common stock. We have retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

Otherwise, no expert or counsel has given an opinion or assisted in the preparation of our registration statement. No counsel or expert has acted as a promoter of our company or the offering.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 4, 2006 under the laws of the state of Nevada. On that date, Gregory Paul Byrne was appointed as President, Secretary, Chief Executive Officer, Principal Accounting Officer and director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in one mineral claim known as the Smoke property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Smoke property in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that economic mineral deposits or reserves exist on the Smoke property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Smoke property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS

The Smoke property is 100 km due south of Smithers, B.C., on the southern slopes of Smoke mountain. The geographic centre of the claims is at UTM coordinates 5972500N and 614500E.
Access to the property is by helicopter only. Logging in the vicinity of Nadina Lake gives road access for mobilization purposes as far south as Hill Tout Lake, 15 km east of the claims.

Smoke Mountain is an approximately circular topographic high located on the western edge of the Nechako Plateau near the Coast Mountains. The claims largely cover the rolling upland area of the mountain, but include portions of the steep eastern and southern slopes. The southerly flowing creek that begins in the swamps and meadows of the property steepens to the south and runs through steep to vertical rock cliffs. Elevations range from 1310 to 1676 meters above sea level.

Timber on the property is a mixture of fir, spruce and pine. A large meadow occurs adjacent to the lake and the alpine areas are dotted with small lakes.

Outcrops are abundant above 1525 meters (5,000 f.) elevation, but below that are restricted mainly to creeks. Abundant glacio-fluvial debris up to 15 meters thick covers a large portion of the area below 1525 meters.

SMOKE PROPERTY STAKING AND PURCHASE AGREEMENT

On May 15, 2006, we entered into an agreement with Mr. Terry Loney of Garson, Ontario, whereby he agreed to sell to us one mineral claim located approximately 100 kilometers south of Smithers, British Columbia in an area having the potential to contain gold mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $7,000 to Mr. Loney.

EXPLORATION HISTORY

The property was originally staked by Placer Dome Inc. in 1989 to explore the possibility of gold mineralization peripheral to an existing porphyry showing. A short geological and stream geochemical program was carried out during the 1989 field season, and one old drill hole, drilled by Noranda in the early seventies, was re-sampled. At the conclusion of the 1989 program completion of mapping and prospecting around the porphyry system was recommended.

During the 1990 field season geological mapping, prospecting and re-valuation of old drill core was done. Previously unmapped areas were examined and seven old drill cores, drilled by Noranda, were logged and sampled where mineralization or alteration was present. The 1990 program did not indicate any new or significant mineralization on the property, and it was recommended that the claims should be allowed to lapse.

GEOLOGICAL ASSESSMENT REPORT: SMOKE PROPERTY

We have obtained a geological summary report on the Smoke property that was prepared by Ms. Amanda Tremblay, a geologist, of Ottawa, Ontario, Canada. She holds a Bachelor of Science degree in geology, with honors, from Queens University in Kingston, Ontario, Canada. The report discusses the geology of the area surrounding and particular to the Smoke property, and makes a recommendation for further exploration work.

In her report, Ms. Brickner opines that the anomalous gold values in both creek sediment and rock samples from the Smoke property suggest that there may be unrecognized mineralization peripheral to exposed porphyry type showings. She is of the opinion that this data provides enough information to warrant further investigation to confirm the work and showings noted to date.

CONCLUSIONS

Ms. Tremblay, the author of the geological report on the Smoke property, believes that the area has potential for gold mineralization. She is of the opinion, based on the results from previous works, that a new exploration grid should be established to cover the property to provide spatial control for further exploration activities. She recommends that geophysical and geochemical surveying should be carried out, as should geological mapping, prospecting and sampling. She also recommends that stripping, trenching and sampling should be carried out in areas of known mineralization and in areas that are located during the prospecting and mapping of the property. She recommends that whole rock analysis, trace element analysis, and possibly mineralogical studies should accompany all sampling on the property. Once all the geological information is completed, she recommends that a program of diamond drilling should be undertaken to provide an aspect of geological and geochemical information in the third dimension. She recommends a two phase exploration program consisting firstly of grid establishment, and then prospecting, geological mapping and interpretation, followed secondly by geophysical surveys, and mapping and interpretation, in order to identify targets for future drilling.

A grid is two sets of uniformly spaced parallel lines, intersecting at right angles, by means of which the surface of an area is divided into squares when a checkerboard placement of soil or rock is desired.

Sampling involves taking a sample of surface material which is then analyzed by a lab to test the content of trace elements occurring in nature ie. Copper, lead, zinc, gold, etc.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

The geochemical portion of the initial phase program will consist of our consulting geologist gathering chip samples and grab samples from the property. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold or silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content. Prospecting is the analysis of rocks on the property surface with a view to discovering indications of potential mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.

Mineralization is the accumulation of high concentrations of valuable elements, such as gold, silver, and copper, in rock and soil.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of rock obtained, known as drill core, are analyzed for mineral content.

PROPOSED BUDGET FOR PHASE ONE

Approximate costs for the first phase of the two phase program are as follows:

Line cutting
(Grid Establishment)
      15 km @ $300.00 per km                                          $4500.00
Prospecting, Geological Mapping, Consultation and Interpretation       1075.00

                                                              Total   $5575.00

PROPOSED BUDGET FOR PHASE TWO

Approximate costs for the second phase of the two phase program are as follows:

Geophysical Surveys
      I.P. Survey (Induced Polarization)
      15 km @ $525.00 per km                                           $7875.00
Mapping, Report Writing and Interpretation                              3000.00

                                                              Total  $10,875.00

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -      Water discharge will have to meet water standards;

      -      Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      - Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

      - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

EMPLOYEES

We have no employees as of the date of this prospectus other than our director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street,, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

MANAGEMENT'S DISCUSSION AND ANALYSIS

PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Smoke property consisting of geological mapping, sampling and prospecting, followed by geological surveys. We anticipate that the program will cost approximately $16,450.00. To date, we have not commenced exploration on the Smoke property.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $31,450.00.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.
We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Smoke property or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RESULTS OF OPERATIONS FOR PERIOD ENDING NOVEMBER 30, 2006

We have not earned any revenues from our incorporation on April 4, 2006 to November 30, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Smoke property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,211 for the period from our inception on April 4, 2006 to November 30, 2006. These operating expenses were comprised of $7,000 for mineral property expenditures, $1,500 in legal and accounting, $63 in bank charges, and $648 in office expenses.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

DESCRIPTION OF PROPERTY

We own a 100% interest in the mineral claim comprising the Smoke property. We do not own or lease any property other than the Smoke property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Gregory Paul Byrne;
  *  Any member of the immediate family of any of the foregoing persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 26 registered shareholders.

RULE 144 SHARES

A total of 4,000,000 shares of our common stock are available for resale to the public after April 28, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal 56,200 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended August 31, 2006 and subsequent to that period to the date of this prospectus.

ANNUAL COMPENSATION

                                                                                      Nonqualified
Name and                                                             Non-Equity       Deferred
Principal                                              Stock  Option Incentive Plan   Compensation  All other
Position                             Year Salary Bonus Awards Awards Compensation     on Earnings   Compensation Total

Gregory                              2006   $0   $0    None   None   None             None          None         $0
Paul Byrne
President, CEO, Secretary & Director

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Byrne. We do not pay them any amount for acting as a director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending August 31, 2006, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

3. Unaudited financial statements for the period ending November 30, 2006, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

                                DUNN MINING INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                AUGUST 31, 2006










REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

Dunn Mining Inc.
(An Exploration Stage Company)
Las Vegas, Nevada


                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We have audited the accompanying balance sheet of Dunn Mining Inc. (An Exploration Stage Company) as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period from date of inception (April 4, 2006) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material aspects, the financial position of Dunn Mining Inc. as of August 31, 2006, and the results of its operations and cash flows for the period from date of inception (April 4, 2006) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dunn Mining Inc. will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern.
Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Madsen & Associates CPA's, Inc.
-----------------------------------
Madsen & Associates CPA's, Inc.
December 22, 2006
Salt Lake City, Utah


  				DUNN MINING INC.
                        (AN EXPLORATION STAGE COMPANY)
                                  BALANCE SHEET
                                 AUGUST 31, 2006


                      ASSETS
Current Assets:
     Cash and cash equivalents                                  $        24,860
  Total Assets                                                           24,860

        LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
     Accounts Payable and Accrued Expenses                      $         7,550
  Total Liabilities                                                       7,550

Stockholders' Equity:
     Common Stock, $.001 par value;
        authorized 75,000,000 shares; 5,620,000 shares issued
        and outstanding                                                   5,620
     Additional Paid-In Capital                                          19,380
     Accumulated Deficit                                                 (7,690)
  Total Stockholders' Equity                                             17,310

  Total Liabilities and Stockholders' Equity                    $        24,860


               See accompanying notes to the financial statements

                        DUNN MINING INC.
                 (AN EXPLORATION STAGE COMPANY)
                    STATEMENT OF OPERATIONS

                                               CUMULATIVE
                                             FROM INCEPTION
                                             (APRIL 4, 2006)
                                              TO AUGUST 31,
                                                  2006
                                         -----------------------

 Revenues                                  $                 -

 Operating Expenses:
      Mineral Exploration Costs                          7,000
      General and Administrative                           690
                                         -----------------------
  Total Operating Expenses                               7,690

  Net Income                               $            (7,690)
                                         -----------------------

 Earnings per share:

      Weighted Average Shares Outstanding            5,326,000

      Basic and Diluted                    $             (0.00)

       See accompanying notes to the financial statements

                                          DUNN MINING INC.
                                   (AN EXPLORATION STAGE COMPANY)
                                      STATEMENT OF CASH FLOWS

                                                                       CUMULATIVE
                                                                     FROM INCEPTION
                                                                     (APRIL 4, 2006)
                                                                      TO AUGUST 31,
                                                                          2006
Cash Flows from Operating Activities:

Net Income                                                       $        (7,690)

Adjustments to reconcile net income to net cash
provided by operating activities:
   Changes in assets and liabilties:
     Accounts payable and Accrued Expenses                                 7,550

          Net cash used by Operating Activities                             (140)

Cash Flows from Investing Activities:                                          -

Cash Flows from Financing Activities:
     Stock issued for Cash                                                25,000

          Net cash provided by Financing Activities                       25,000

Net Increase (Decrease) in Cash                                           24,860

Cash at Beginning of Period                                                    -

Cash at End of Period                                 		 $        24,860


                         See accompanying notes to the financial statements

                                DUNN MINING INC.
                         (AN EXPLORATION STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                AUGUST 31, 2006




                                                        DUNN MINING INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                               STATEMENT OF STOCKHOLDERS' EQUITY
                                       FROM INCEPTION (APRIL 4, 20006) TO AUGUST 31, 2006
                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                  COMMON STOCK                   ADDITIONAL         DURING
                                       	COMMON STOCK         COMMON STOCK        PAID-IN         DEVELOPMENT          TOTAL
                                           SHARES              AMOUNT            CAPITAL            STAGE             EQUITY

BALANCE - April 19, 2006                      -                   -                 -                 -                 -

Common Stock issued for
cash
  April 28, 2006 - valued at $.001        4,000,000             4,000               -                 -                 4,000
Common Stock issued for cash
  April 29, 2006 - valued at $.01           150,000               150              1,350                    		1,500
Common Stock issued for cash
     May 5, 2006 - valued at $.01           850,000               850              7,650                                8,500
Common Stock issued for cash
     May 8, 2006 - valued at $.01           300,000               300              2,700                                3,000
Common Stock issued for cash
     May 11, 2006 - valued at $.01          200,000               200              1,800                                2,000
Common Stock issued for cash
     May 15, 2006 - valued at $.05           20,000                20                980                                 1,000
Common Stock issued for cash
     May 16, 2006 - valued at $.05           60,000                60              2,940                                3,000
Common Stock issued for cash
     May 19, 2006 - valued at $.05           40,000                40              1,960                                2,000

Net Income                                     -                   -                 -               (7,690)           (7,690)

BALANCE - August 31, 2006                 5,620,000             5,620             19,380             (7,690)           17,310



                                       See accompanying notes to the financial statements

                                DUNN MINING INC.
                         (AN EXPLORATION STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                AUGUST 31, 2006


1. HISTORY

Dunn Mining Inc. (the Company) was incorporated under the laws of the State of Nevada, U.S. on April 4, 2006. The Company's fiscal year end is August 31.

During the year ended August 31, 2006, the Company commenced operations by issuing shares and acquiring a mineral interest located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable.

The Company is an exploration stage company as defined in Statement on Financial Accounting Standard No. 7 (SFAS 7) (Accounting and Reporting by Development Stage Companies). Further, as a "reporting company"pursuant to the Securities Exchange Act of 1934, as amended, the Company's financial reports include the information required by provisions of Regulation S-X under that Act, and specifically Industry Guide 7 therein, applicable to the companies engaged in mineral exploration and development.


2.  SIGNIFICANT ACCOUNTING POLICIES

 (a) Accounting Methods and Basis of Presentation

The Company recognizes income and expense based on the accrual method of accounting. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

 (b) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (c) Mineral Properties

The Company has expensed the costs of acquiring and exploring its properties during the periods in which they were incurred, and will continue to do so until it is able to determine that commercially recoverable ore reserves are present on the properties. If it determines that such reserves exist, it will capitalize further costs.

 (d) Basic and Diluted Net Loss Per Share

Basic net loss per share amounts are computed based on the weighted average number of shares actively outstanding in accordance with SFAS 128 "Earnings Per Share." Diluted net loss per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidultive and then only the basic per share amounts are shown in the report. As of August 31, 2006, the Company had no common stock equivalents outstanding.

 (e) Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized when it is

                                DUNN MINING INC.
                         (AN EXPLORATION STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                AUGUST 31, 2006


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

more likely than not, that such tax benefit will not be realized. On August 31, 2006, the Company had a net operating loss to be carried forward in the amount of $7,690. The tax benefit of approximately $2,700 has been fully offset by a valuation reserve because the user of the future benefit is doubtful since the Company has not generated taxable income since inception. The net operating loss expires starting in 2026.

 (f) Fair Value of Financial Instruments

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable, and accrued expenses.

 (g) Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent account pronouncements will have a material effect on its financial statements.

 (h) Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

 (i) Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

 (j) Financial and Concentration Risk

The Company does not have any concentration or related financial credit risk.

3.  MINERAL INTERESTS

On May 14, 2006, the Company entered into a mineral property purchase agreement to acquire a 100% interest in one mineral claim located in the Omineca Mining Division, BC, for total consideration of $7,000. This agreement was subsequently executed upon payment. This amount has been recorded as a mineral exploration cost in the current period.

4.  COMMON STOCK

The Company has authorized 75,000,000 shares of common stock with a par value of $.001 per share. During the year ended August 31, 2006, the Company issued 5,620,000 shares of common stock for total cash proceeds of $25,000.

5.  GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Continuance of the Company as a going concern is dependent upon obtaining additional working capital through loans and/or additional sales of the Company's common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                DUNN MINING INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                               NOVEMBER 30, 2006

                                  (UNAUDITED)














REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

DUNN MINING INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(UNAUDITED)


                                                ASSETS
                                                              NOVEMBER 30,                         AUGUST 31,
                                                                 2006                                2006
CURRENT ASSETS
       Cash                                           $                       15,789           $                   24,860

TOTAL ASSETS                                          $                       15,789           $                   24,860


                                            LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
       Accounts payable and accrued liabilities       $                            -           $                   7,550

       TOTAL CURRENT LIABILITIES                                                   -                               7,550


STOCKHOLDERS' EQUITY
       Capital stock
         Authorized:
        75,000,000 common shares with a par value of $0.001
         Issued and outstanding:
        5,620,000 common shares                                                5,620                               5,620
       Additional paid-in-capital                                             19,380                              19,380
       Deficit accumulated during the exploration stage                       (9,211)                             (7,690)

TOTAL STOCKHOLDERS' EQUITY                                                    15,789                              17,310

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $                       15,789            $                 24,860

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)










                                                       SEE ACCOMPANYING NOTES
DUNN MINING INC.
 (AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)











                                                                          THREE MONTHS ENDED                    CUMULATIVE
                                                                             NOVEMBER 30,                          FROM
                                                                                 2006                           APRIL 19,
                                                                                                             2006 (INCEPTION)
                                                                                                                    TO
                                                                                                             AUGUST 31, 2006

       Bank charges and interest                                          $            21 		$                  42
       Mineral property                                                                 -                               7,000
       Office expenses                                                                                                    648
       Professional fees                                                            1,500

Net loss                                                                  $        (1,521) 		$              (7,690)


LOSS PER SHARE - BASIC AND DILUTED                                        $         (0.00)              $        	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                            5,620,000                           5,387,500



















                                                 - SEE ACCOMPANYING NOTES -

DUNN MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
(UNAUDITED)



                                 	     NUMBER            PAR         ADDITIONAL   TOTAL            DEFICIT
                              		     OF                VALUE       PAID-IN-     CAPITAL         ACCUMULATED
                                             COMMON                        CAPITAL      STOCK     DURING THE EXPLORATION      TOTAL
                                             SHARES                                                      STAGE

Balance, April 19, 2006              		-            $        -      $      -   $     -    $             -         $

April 30, 2006
  Subscribed for cash at $0.001      	     4,000,000            4,000             -     4,000                  -             4,000

April 30, 2006
  Subscribed for cash at $0.01                 150,000              150         1,350     1,500                  -             1,500

May 31, 2006
  Subscribed for cash at $0.01               1,350,000            1,350        12,150    13,500                  -            13,500

May 31, 2006
  Subscribed for cash at $0.05                 120,000              120         5,880     6,000                                6,000

Net loss 												     (7,690)          (7,690)
Balance, August 31, 2006                     5,620,000       $    5,620   $    19,380 $  25,000    $         (7,690)       $  17,310
Net loss   												     (1,521)          (1,521)

Balance, November 30, 2006                   5,620,000       $    5,620   $    19,380 $  25,000    $         (9,211)       $  15,789























                            SEE ACCOMPANYING NOTES

DUNN MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)










                                                             THREE MONTHS ENDED                     CUMULATIVE
                                                             NOVEMBER 30, 2006                          FROM
                                                                                                      APRIL 19,
                                                                                                 2006 (INCEPTION) TO
                                                                                                   AUGUST 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                           $           (1,521)                  $               (7,690)
      Adjustments to reconcile net loss to net cash
         Accounts payable and accrued liabilities                    (7,550)                                   7,550

    Net cash used in operations                                      (9,071)                                    (140)

CASH FLOWS FROM FINANCING ACTIVITIES
           Shares subscribed for cash                                     -                                   25,000

         Net cash provided by financing activities                        -                                   25,000

Net increase (decrease) in cash                                      (9,071)                                  24,860

Cash beginning                                                       24,860                                        -

Cash ending                                            $             15,789                  $                24,860


         SUPPLEMENTAL CASH FLOW INFORMATION:

         Cash paid for:

         Interest                                      $                  -                  $                     -

         Taxes                                         $                  -                  $                     -






                                               SEE ACCOMPANYING NOTES

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
November 30, 2006
(Unaudited)
    1.      NATURE AND CONTINUANCE OF OPERATIONS

            Dunn Mining Inc.  ("the  Company") was incorporated under the laws of State of Nevada, U.S. on April 4, 2006, with an authorized capital of 75,000,000  common  shares  with  a  par value of $0.001.  The Company's year end is the end of
            August.  The Company is in the exploration stage of its resource  business.   During  the  period  ended November 30,
            2006, the Company commenced operations by issuing shares and acquiring a mineral property located in  the Province of
            British  Columbia,  Canada.   The  Company  has  not yet determined whether this property contains reserves that  are economically recoverable.  The recoverability of costs  incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable  reserves,  confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.
            These financial statements have been prepared on a going concern basis which  assumes  the  Company  will  be able to
            realize  its  assets and discharge its liabilities in the normal course of business for the foreseeable future.   The
            Company has incurred losses since inception resulting in an accumulated deficit of $9,211 as at November 30, 2006 and further losses  are  anticipated  in  the  development  of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue  as  a  going  concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing  to  meet its obligations and repay  its  liabilities  arising  from normal business operations when they come due. Management intends  to  finance operating costs over the next twelve  months  with  existing  cash  on  hand  and loans from directors and or private placement of common stock.

    2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Basis of Presentation
            The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

            Exploration Stage Company
            The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the
            Company as an exploration stage enterprise.

            Mineral Interests
            Mineral property acquisition, exploration and development costs are expensed as  incurred until such time as economic reserves  are quantified.  To date the Company has not established any proven or probable  reserves  on  its  mineral
            properties.   The  Company  has  adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations"
            which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal  of  long-lived  tangible  assets  arising from the acquisition, construction or development and for normal operations of such assets. As at November 30,  2006,  any  potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

            Use of Estimates and Assumptions
            The  preparation  of  financial  statements  in  conformity  with generally accepted accounting  principles  requires management  to  make  estimates  and assumptions that affect the reported  amounts  of  assets  and  liabilities  and disclosure of contingent assets and  liabilities  at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
November 30, 2006
(Unaudited)

    2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Foreign Currency Translation
            The  financial  statements  are presented in United States  dollars.   In  accordance  with  Statement  of  Financial
            Accounting Standards No. 52,  "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States  dollar  equivalents  using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated  at  the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange  during  the  year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

            Fair Value of Financial Instruments
            The carrying value of cash and accounts payable and accrued liabilities approximates their  fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the  Company  is not exposed to significant interest, currency or credit risks arising from these financial instruments.

            Environmental Costs
            Environmental   expenditures  that  relate  to  current  operations  are  expensed  or  capitalized  as  appropriate.
            Expenditures that  relate  to an existing condition caused by past operations, and which do not contribute to current or future revenue generation,  are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost  can  be  reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility  study  or  the  Company's commitments to plan of action based on the then known facts.

            Income Taxes
            The Company follows the liability method of accounting for income  taxes.   Under  this  method,  deferred income tax
            assets  and  liabilities  are recognized for the estimated tax consequences attributable to differences  between  the financial statement carrying  values  and  their  respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change  in  tax  rates  is  recognized  in  income in the period that includes the enactment date.

            At November 30, 2006 a full deferred tax asset valuation allowance has been provided and no deferred  tax  asset  has been recorded.

            Basic and Diluted Loss Per Share
            The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of  both  basic  and  diluted  earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available  to  common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share  gives  effect  to  all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.
            The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.


DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
November 30, 2006
(Unaudited)

2.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Stock-based Compensation
            In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment",  which replaced SFAS No. 123, "Accounting for
            Stock-Based  Compensation"  and  superseded  APB  Opinion No. 25, "Accounting for  Stock  Issued  to  Employees".  In
            January 2005,  the Securities and Exchange Commission  ("SEC")  issued  Staff  Accounting  Bulletin  ("SAB") No. 107,
            "Share-Based Payment",  which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments  to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant  date  fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after  June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at  the  beginning  of  their  next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization  method  for compensation cost and the transition method to be used at date of adoption.

            The  transition  methods include prospective and retroactive adoption options. Under the retroactive  options,  prior periods may be  restated  either  as  of  the beginning of the year of adoption  or  for  all  periods presented. The prospective method requires that compensation  expense  be  recorded for all unvested  stock  options and  restricted stock at the beginning of the first quarter of  adoption of  SFAS  No.  123R,  while  the  retroactive  methods would record compensation expense for all unvested stock options and  restricted  stock  beginning  with  the  first period restated. The Company adopted the modified prospective  approach of  SFAS  No. 123R  for the year  ended  August  31,
            2006.  The Company  did  not record any compensation  expense  for  the  period ended November 30, 2006 because there were no stock options outstanding prior to the adoption or at November 30, 2006.

            Recent Accounting Pronouncements
            In February 2006, the FASB issued  SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of
            FASB Statements No. 133 and 140",  to  simplify  and  make  more  consistent  the accounting  for  certain  financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for  Derivative  Instruments  and Hedging Activities",  to
            permit fair value re-measurement for any  hybrid  financial  instrument  with  an embedded derivative  that otherwise would require bifurcation, provided that the whole instrument is accounted  for  on  a  fair value  basis.  SFAS  No.
            155 amends SFAS No. 140, "Accounting  for  the  Impairment  or Disposal of Long-Lived Assets",  to allow a qualifying special-purpose  entity  to hold a derivative financial instrument  that pertains  to  a  beneficial  interest  other than another derivative financial  instrument.  SFAS  No.  155  applies  to  all financial  instruments  acquired  or issued after the beginning of an entity's  first fiscal year that  begins after  September  15,  2006,  with  earlier application allowed. This standard is not expected  to  have  a significant  effect on the Company's  future reported financial position or results of operations.

            In  March  2006,  the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment  of  FASB
            Statement  No.  140,  Accounting  for   Transfers  and  Servicing  of  Financial  Assets   and   Extinguishments   of
            Liabilities". This  statement  requires  all  separately  recognized  servicing  assets  and servicing liabilities be initially measured at fair value, if practicable,  and permits for subsequent  measurement  using  either  fair value measurement with changes in fair value reflected in  earnings  or  the  amortization  and  impairment requirements of
            Statement No. 140. The subsequent measurement of separately  recognized servicing  assets  and  servicing liabilities at fair value eliminates the  necessity  for  entities  that manage  the  risks  inherent  in  servicing  assets  and
            servicing   liabilities   with   derivatives   to  qualify  for   hedge  accounting   treatment  and  eliminates  the
            characterization of declines in fair value as impairments or direct  write-downs. SFAS  No. 156 is  effective  for an entity's first fiscal year  beginning  after September  15, 2006.  This adoption of  this  statement is  not expected to have a significant effect on the Company's  future  reported financial position or results of operations.


DUNN MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
November 30, 2006
(Unaudited)

3.      MINERAL INTERESTS
        On May 15, 2006,  the  Company  entered  into a  mineral  property  purchase  agreement to acquire a 100% interest in one mineral claim located in the Omineca Mining Division, BC for total consideration of $7,000.
        The mineral interest is held  in  trust  for  the Company by the vendor of the  property.  Upon  request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

4.      COMMON STOCK
        The  total  number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.
        During the year  ended  August  31,  2006, the Company issued 5,620,000 shares of common stock for total cash proceeds of
        $25,000. At November 30, 2006 there were no outstanding stock options or warrants.

5.      INCOME TAXES
        As of November 30, 2006, the Company had  net operating loss carry forwards of approximately $9,211 that may be available to reduce future years' taxable income through 2026. Future tax benefits which may arise as a result of these losses have not  been  recognized in these financial statements,  as  their  realization  is  determined  not  likely  to  occur  and accordingly,  the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-
        forwards.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   Part II



                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1)   such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      8.67
Transfer Agent Fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  6,000.00
Legal fees and expenses                                     $  5,500.00
Edgar filing fees                                           $  1,100.00
                                                            -----------
Total                                                       $ 13,608.67
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share on April 28, 2006 to Gregory Paul Byrne, our President, Chief Executive Officer, Secretary and Treasurer. The total amount received from this offering was $4,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of 19 purchasers on May 11, 2006. The total amount received from this offering was

$15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 Name of Shareholder    Number of Shares

 Don Jones               50,000
 Tracy R. Drury          50,000
 Gerald L. Morin         50,000
 Theodore Brown          50,000
 Moon Huan Kim           50,000
 Frank Tischuk           50,000
 James David Russell     50,000
 Robert Frank Koenig     50,000
 Andy Dalglish          100,000
 Debby A. Byrne         100,000
 Shelley Dalglish       100,000
 Patrick Byrne          100,000
 Don Byrne              100,000
 Darren Baziw           100,000
 Annette Campbell       100,000
 Robben Jean Splawinski 100,000
 Katherine Ann Byrne    100,000
 Robert Ihaski          100,000
 Rod Kienlen            100,000

We completed an offering of 120,000 shares of our common stock at a price of $0.05 per share to a total of 6 purchasers on May 15, 2006 and May 19, 2006.
The total amount received from this offering was $6,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 Name of Shareholder Number of Shares

 Brett Day              20,000
 Linda Carr             20,000
 Jennifer Chapman       20,000
 Kris Geary             20,000
 Julie Cullen           20,000
 David Calder           20,000


REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                               Exhibits
Exhibit

Number          Description

  3.1           Articles of Incorporation
  3.2           Bylaws
  5.1           Legal opinion, with consent to use
 10.1           Mineral Property Purchase Agreement dated May 15, 2006
 23.1           Consent of Madsen & Associates, Certified Public Accountants
 23.2           Consent of Geological Consultant
 99.1           Claims Location Map


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
   (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, at Lake Country, Province of British Columbia on March 22, 2007.

                              DUNN MINING INC.

                              By: /s/ Gregory Paul Byrne
                                  ------------------------------
                                  Gregory Paul Byrne, President, Chief
                                  Executive Officer, Secretary, Principal
                                  Accounting Officer, Principal Financial
				  Officer, Treasurer and Director

                            POWER OF ATTORNEY

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Paul Byrne, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  CAPACITY IN WHICH SIGNED              DATE

/s/ Gregory Paul Byrne     President, Chief Executive            March 22, 2007
-----------------------    Officer, Secretary, Principal
Gregory Paul Byrne         Accounting Officer, Principal
			   Financial Officer, Treasurer and
    			   Director